Exhibit 99.1

FOR IMMEDIATE RELEASE

Rand Capital Announces Shareholder Election Results

for Special Dividend

BUFFALO, NY, April 30, 2020 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or “Rand Capital” or the “Company”), a business development company, today announced the results of shareholder elections for the special dividend of $23.7 million, or $1.62 per share, declared on March 3, 2020 in connection with the Company’s plans to elect to become a regulated investment company (“RIC”) for U.S. federal tax purposes. The total amount of the special dividend to be paid in cash is limited to 20% of the aggregate amount, or $4.7 million. The remaining $19.0 million will be paid in shares of Rand’s common stock using the volume weighted average price for Rand’s common stock for the three trading days that ended April 29, 2020, which was $2.20. As a result, total shares to be distributed will be approximately 8.6 million. Total shares outstanding following the distribution will be approximately

23.3 million.

Approximately 69% of the shares outstanding elected to receive the special dividend in stock and 31% elected to receive cash. Because of the cash limitation, shareholders that elected to receive cash will receive a pro-rated distribution of approximately 65% cash and 35% stock.

The cash and stock representing the special dividend will be distributed on May 11, 2020 to shareholders holding the stock at that time. The ex-dividend date is May 12, 2020 at which time the stock will trade adjusted for the cash distribution.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally-managed Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

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Rand Capital Announces Shareholder Election Results for Special Dividend

April 30, 2020

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that Rand Capital may be unable to fulfill the conditions required in order to elect or maintain its status as a RIC for U.S. federal tax purposes; (2) evolving legal, regulatory and tax regimes; (3) changes in general economic and/or industry specific conditions; and (4) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2019, later filed quarterly reports on Form 10-Q, the definitive proxy statement and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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